Exhibit 10.50

SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Second Amendment to Revolving Credit and Term Loan Agreement (the “Amendment”) is made as of the      th day of March, 2002 by and among

MFIC Corporation  (the “Borrower”), a Delaware corporation with its principal executive offices at 30 Ossipee Road, Newton, Massachusetts 02464; and

PNC Bank, N.A., a national banking association (the “Lender”) with a place of business at 70 East 55th Street, 14th floor, New York,  New York 10022;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrower and National Bank of Canada (“NBC”) entered into a certain Revolving Credit and Term Loan Agreement dated as of February 28, 2000 (as amended in effect,  the “Loan Agreement”); and

WHEREAS,  NBC has assigned all of its right, title and interest in and to the Loan Agreement and the documents, instruments and agreements executed and delivered in connection therewith to the Lender; and

WHEREAS,  certain Events of Default have occurred under the Loan Agreement, and the Borrower has requested that the Lender waive such Events of Default and otherwise modify and amend certain provisions of the Loan Agreement; and

WHEREAS, the Lender has agreed to waive such Events of Default and otherwise modify and amend certain provisions of the Loan Agreement on the terms and  conditions set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Definitions.

(a)                                  All capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

(b)                                 Section 1 of the Loan Agreement is hereby amended by inserting the following definition therein:

“Consolidated Pre-Tax Net Income (or Deficit).  With respect to any fiscal period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses and other proper charges, but prior to the deduction of all taxes, determined in accordance with Generally Accepted Accounting Principles.”

“Impairment Charge. The amount to be determined by the Borrower which shall not be less than $2,200,000.00 and not greater than $2,700,000.00, which constitutes the loss recognized by the Borrower as a result of  the adjustment by the Borrower of the carrying amount of goodwill to its new accounting basis, which impairment charge shall be taken by the Borrower one-time and no later than the end of the Borrower’s second quarter of fiscal year 2002.”

“Applicable Profit Margin” means, for any fiscal quarter of the Borrower,  that amount equal to fifty percent (50%) of the Borrower’s Consolidated Net Income (but in no event less than zero (0) dollars) for such fiscal quarter.”

2.                                       Waiver of Event of Default. The Borrower has advised the Lender that the Borrower is in default of (w) the Consolidated Tangible Net Worth Covenant set forth in Section 8.1 of the Loan Agreement for the Borrower’s fiscal quarter ending December 31, 2001, (x) the Liabilities to Worth (Leverage) Ratio set forth in Section 8.2 of the Loan Agreement for the Borrower’s fiscal quarter ending December 31, 2001, (y) the Consolidated Net Income Covenant set forth in Section 8.3 of the Loan Agreement  for the Borrower’s fiscal quarter ending December 31, 2001, and (z) the Minimum Debt Service Covenant set forth in Section 8.4 of the Loan Agreement for the Borrower’s fiscal quarter ending December 31, 2001.  The Borrower has requested that the Lender waive the Events of Default which have arisen by virtue of the Borrower’s failure to have complied with the foregoing covenants as of  December 31, 2001.  The Lender is willing to, and does hereby, waive the Events of Default occasioned thereby as of December 31,  2001, subject to the following:

(a)                                  The waiver of the Borrower’s compliance with (w) the Consolidated Tangible Net Worth Covenant set forth in Section 8.1 of the Loan Agreement for the Borrower’s fiscal quarter ending December 31, 2001, (x) the Liabilities to Worth (Leverage) Ratio set forth in Section 8.2 of the Loan Agreement for the Borrower’s fiscal quarter ending December 31, 2001, (y) the Consolidated Net Income Covenant set forth in Section 8.3 of the Loan Agreement  for the Borrower’s fiscal quarter ending December 31, 2001, and (z) the Minimum Debt Service Covenant set forth in Section 8.4 of the Loan Agreement for the Borrower’s fiscal quarter ending December 31, 2001 are a one-time waiver, and shall not be deemed to constitute a waiver of those covenants with respect to any other fiscal periods of the Borrower.  Further, nothing contained herein shall be deemed to constitute a waiver of any other Event of Default which may exist as of the date hereof.

(b)                                 The payment by the Borrower of a waiver fee in the amount of $5,000.00 (the  “Waiver Fee”).  The Waiver Fee shall be fully earned as of the date hereof and is non-refundable and shall not be applied by the Lender in reduction of the Liabilities.

3.                                       Amendments to Section 8.

(a)                                  Section 8.1 of the Loan Agreement (Consolidated Tangible Net Worth)  is hereby amended by deleting the following portion of the table therefrom:

Fiscal 2002
Quarter End	$ Amount
3/31/02	3,500,000
6/30/02	3,600,000
9/30/02	3,700,000
12/31/02	3,950,000

and substituting the following table in its stead:

Fiscal 2002
Quarter End	$ Amount
3/31/02	$1,900,000 plus the Applicable Profit Margin
6/30/02	the required Consolidated Tangible Net Worth for the previous quarter plus the Applicable Profit Margin.
9/30/02	the required Consolidated Tangible Net Worth for the previous quarter plus the Applicable Profit Margin.
12/31/02	the required Consolidated Tangible Net Worth for the previous quarter plus the Applicable Profit Margin.

The Borrower and the Lender acknowledge and agree that the foregoing covenant shall be calculated exclusive of the Impairment Charge for the fiscal quarter in which the Borrower recognizes the Impairment Charge.

(b)                                 Section 8.2 of the Loan Agreement (Liabilities to Worth (Leverage) Ratio)  is hereby amended by deleting the table therefrom and substituting the following  in its stead:

“§8.2  Intentionally Omitted”

(c)                                  Section 8.3 of the Loan Agreement (Consolidated Net Income) is hereby deleted in its entirety, and the following substituted in its stead:

§8.3  Consolidated Pre-Tax Net Income. As of December 31, 2002, the Borrower shall achieve the aggregate of (x) Consolidated Pre-Tax Net Income (or Deficit) plus (y) the Impairment Charge, in an amount of not less than $500,000.00.

(d)                                 Section 8.4 of the Loan Agreement (Minimum Debt Service)  is hereby amended by deleting the following portion of table therefrom

Fiscal 2002
Quarter End	Ratio
3/31/02	1.75 : 1.0
6/30/02	1.75 : 1.0
9/30/02	1.75 : 1.0
12/31/02	2.00 : 1.0

and substituting the following table in its stead:

Fiscal 2002
Quarter End	Ratio
3/31/02	1.50 : 1.0
6/30/02	1.50 : 1.0
9/30/02	1.50 : 1.0
12/31/02	1.50 : 1.0

The Borrower and the Lender acknowledge and agree that the foregoing covenant shall be calculated exclusive of the Impairment Charge for the fiscal quarter in which the Borrower recognizes the Impairment Charge.

(e)                                  Section 8.5 of the Loan Agreement (Maximum Capital Expenditures) is hereby amended by deleting the following there from:

“$200,000.00”

and substituting the following in its stead:

“$250,000.00”

4.                                       Conditions to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

(a)                                  This Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

(b)                                 All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, certified by the Borrower’s secretary to be true and complete.

(c)                                  The Borrower shall have paid the Waiver Fee.

(d)                                 The Borrower shall have paid to the Lender all fees and expenses then due and owing pursuant to the Agreement, including, without limitation, the Lender’s attorneys’ fees and expenses.

(e)                                  No Default or Event of Default shall have occurred and be continuing.

(f)                                    The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and the Lender’s counsel may have reasonably requested.

5.                                       Ratification of Loan Documents.  Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.  The Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Liabilities, are and continue to be secured by the Collateral.  The Borrower further acknowledges and agrees that Borrower does not have any offsets, defenses, or counterclaims against the Lender thereunder, and to the extent that any such offsets, defenses, or counterclaims may exist, the Borrower hereby waives and releases the Lender therefrom.

6.                                       Miscellaneous.

(a)                                  This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)                                 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment as a sealed instrument as of the date first above written.

MFIC CORPORATION

By:
Name:
Title:

PNC BANK, N.A.

By:
Name:
Title: